Exhibit 99.6

000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6                Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.                C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., CST, on October 29, 2019. Online Go to www.investorvote.com/WSBC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/WSBC Special Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q                A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.                For Against Abstain 1. Approval of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 23, 2019, as the Merger Agreement may be amended from time to time, by and between, Wesbanco, Inc. (“Wesbanco”), Wesbanco Bank, Inc., Old Line Bancshares, Inc. (“Old Line Bancshares”), and Old Line Bank pursuant to which Old Line Bancshares will merge with and into Wesbanco, with Wesbanco as the surviving entity (the “Merger”). 3. Approval of the adjournment of the Wesbanco special meeting, if necessary, to permit further solicitation of proxies in favor of the approval of the Merger Agreement and the issuance of shares of Wesbanco common stock in connection with the Merger.                For Against Abstain 2. Approval of the issuance of shares of Wesbanco common stock, par value $2.0833 per share, pursuant to the Merger Agreement in connection with the Merger.                B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below (Please sign exactly as name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1PCF 430200 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 034B6E Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up

at www.investorvote.com/WSBC qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q                PROXY — WESBANCO, INC. + WHEELING, WEST VIRGINIA 26003 SPECIAL MEETING OF SHAREHOLDERS October 29, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. The undersigned hereby constitutes and appoints Paul M. Limbert, R. Peterson Chalfant and Edward M. George, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Special Meeting of the Shareholders of Wesbanco, Inc., to be held in the 7th Floor Board Room of Wesbanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003 on October 29, 2019, at 12:00 p.m. and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as stated on the reverse side. The undersigned acknowledges receipt from Wesbanco before the execution of this proxy of the Notice of

Special Meeting of Shareholders and a Joint Proxy Statement/Prospectus.                C Non-Voting Items Change of Address — Please print new address below.